UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2015  (May 28, 2015)

HALLADOR ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We have been advised by Yorktown Partners LLC (“Yorktown”) that Yorktown Energy Partners VII, L.P. distributed 700,090 shares (about 2% of the outstanding shares) of our common stock to its limited and general partners after the close of the stock market on May 27, 2015.  After yesterday’s distribution, Yorktown will collectively hold 8.55 million shares of our common stock representing a 29% ownership.  Yorktown informed us that they have not made any determination as to the disposition of their remaining shares.

We were also advised that the shares distributed can be immediately sold.

While we do not know Yorktown’s ultimate strategy to realize the value of their investment, we expect that over time distributions such as this will improve our liquidity and float.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ma
HALLADOR ENERGY COMPANY

Date: May 28, 2015	/s/W. Anderson Bishop
W. Anderson Bishop, CFO and CAO